SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): October 24, 2001



                           ORASURE TECHNOLOGIES, INC.
                          ----------------------------
                 (Exact name of issuer as specified in charter)



       DELAWARE                    1-10492                    36-4370966
    (State or Other              (Commission              (I.R.S. Employer
     Jurisdiction                    file                   Identification
  of Incorporation or               number)                    Number)
     Organization)



                               150 Webster Street
                          Bethlehem, Pennsylvania 18015
                    (Address of principal executive offices)


                                 (610) 882-1820
              (Registrant's telephone number, including area code)

Item 5 - Other Events.

OraSure Technologies, Inc. (the "Company") issued a press release on October 24, 2001, announcing financial results for the third quarter of 2001 and certain other matters, including financial performance guidance for the fourth quarter of 2001 and total year 2002. A copy of the press release is attached to this Report as Exhibit 99 and is incorporated herein by reference.

The Company is also filing an updated set of "Frequently Asked Questions" and the answers to these questions. The Frequently Asked Questions reflect information that experience has demonstrated to be often asked by analysts and investors.

                           OraSure Technologies, Inc.

                           Frequently Asked Questions

 See "Important Information Regarding the Answers to Frequently Asked Questions"
                    below (Revised through October 31, 2001)



What is OraSure Technologies, Inc. and how long has it been in business?

OraSure Technologies, Inc. resulted from the September 29, 2000, merger between Epitope, Inc. (Nasdaq NM: EPTO) and STC Technologies, Inc., a closely held private company. Our combined Company leverages expertise in oral fluid testing for infectious disease and drugs of abuse in order to extend the reach of oral fluid testing to the benefit of millions of people. Epitope was incorporated in 1981 and STC Technologies was founded under the name of SolarCare, Inc. in 1987. Neither of these companies continues to exist as a separate corporate entity.

What are OraSure Technologies' main products?

OraSure Technologies' four platform technologies -- OraQuick(R), OraSure(R), UPT(TM) and UPlink(TM)-- provide the foundation for our growing line of products.

What is Up-Converting Phosphor Technology (UPT(TM))?

UPT(TM) is a proprietary label technology that can be applied to the detection of minute quantities of various substances such as antibodies, antigens, proteins, and DNA. UPT(TM) utilizes phosphorescent particles that up-convert infrared energy to visible light. When used in conjunction with antibodies or DNA probes, UPT(TM) particles produce virtually no background interference, which dramatically increases the sensitivity of any test system. In addition to elimination of interference, these particles are stable in a variety of biological specimens, allow simultaneous detection of multiple biological markers, and permit miniaturization of the test platform.

What is UPT(TM) expected to do for the Company?

UPT(TM) is a major new label technology, improving sensitivity by up to three orders of magnitude over existing label technologies. It has a broad array of potential applications, including:

o Human clinical diagnosis for infectious disease, cancer, drugs of abuse, allergies, therapeutic drug monitoring, thyroid and cardiac conditions.
o     Biological warfare testing.
o     Biological diagnostic systems for food and environmental testing.
o     Genomics and pharmacogenomics.
o     Veterinary testing.
o     Surgical imaging.

What are OraSure Technologies' primary markets?

OraSure Technologies' primary markets today include insurance risk assessment testing, public health infectious disease testing, and correctional health and workplace drug testing. There are an estimated 34 million HIV-infected people in the world, making it a significant public health issue - both domestically and internationally. Approximately 40 million tests for drugs of abuse are performed annually in the United States. OraSure Technologies currently sells oral fluid diagnostic products to more than 170 life insurance companies in the U.S. market.

Do OraSure Technologies' products have FDA clearance/approval?

OraSure Technologies' OraSure(R) HIV-1 Oral Specimen Collection Device is the only FDA-approved oral fluid sample collection device available for use in testing for antibodies to the HIV-1 virus. The OraSure(R) HIV-1 Western Blot is an FDA-approved confirmatory test for use with an OraSure(R) HIV-1 oral fluid sample. Also, Intercept(R), Q.E.D. (R), Histofreezer(R), and selected MICRO-PLATE and AUTO-LYTE(R) assays have FDA clearance.

For what products is the Company seeking FDA clearance/approval?

OraSure Technologies commenced U.S. clinical trials in August 2000 for OraQuick(R) HIV and an application for pre-market approval was submitted to the FDA in the second quarter of 2001 for whole blood, plasma and serum applications. The Company responded to the FDA's first round of questions on the application and the FDA's review is proceeding as expected. The Company expects to submit for FDA approval of oral fluid applications during the first quarter of 2002. Also, the UPlink(TM) rapid detection system, including six drugs of abuse assays, was submitted to the FDA for 510(k) clearance in the second quarter of 2001. Because this is the first reader-based oral fluid point-of-care testing system submitted to the FDA and due to UPlink's(TM) broad clinical utility, the FDA has requested approximately 60 additional test samples for each of the six drug assays. As a result, the Company is expecting clearance of all drugs of abuse assays by the first quarter of 2002. FDA submission of an OraSure(R) device-based hepatitis test is expected in the first quarter of 2002.

Who are OraSure Technologies' customers?

OraSure Technologies' develops, manufactures and markets medical devices and diagnostic products for use by insurance companies, public health agencies, clinical laboratories, physicians' offices, and workplace sites. OraSure Technologies is the leading supplier of oral fluid collection devices and related assays to the life insurance industry and public health markets for the detection of antibodies to HIV and other conditions. In addition, OraSure Technologies supplies oral fluid testing solutions for drugs of abuse testing and is developing new oral fluid tests for Hepatitis C and syphilis. OraSure Technologies intends to leverage its UPT(TM) platform into development and licensing opportunities in a variety of markets, such as testing for chemical
and  biological  warfare  agents,  food  testing,   environmental  testing,  and
genomics.

Where are OraSure Technologies' products currently distributed?

OraSure Technologies generally has worldwide coverage for its products

Who are OraSure Technologies' principal partners?

OraSure Technologies' FDA-approved OraSure(R) HIV-1 Western Blot kit is marketed and distributed under an exclusive arrangement with Organon Teknika Corporation.

In May 1999, OraSure Technologies contracted with LabOne, Inc. to market and provide oral fluid analysis for the Intercept(R) Drugs of Abuse product line in North America for workplace drug testing. LabOne also provides laboratory services for some of OraSure Technologies' public health clients.

In March 2000, OraSure Technologies signed a research and development agreement with Drager, a European manufacturer and supplier of medical products for the purpose of developing the UPlink(TM) system for rapid detection of drugs of abuse in oral fluid. Drager will distribute the product worldwide for roadside drug testing and in select criminal justice applications.

In September 2000, OraSure Technologies signed a research and development agreement with Meridian Bioscience (formerly Meridian Diagnostics). Meridian and OraSure Technologies will work together to develop, manufacture and sell a broad range of point-of-care tests for the rapid detection of parasites, gastrointestinal, and upper respiratory diseases using the UPlink(TM) system. Meridian will distribute the products worldwide.

What are OraSure Technologies' priorities for 2002?

o FDA pre-market approval of OraQuick(R)HIV for whole blood, serum, plasma and oral fluid applications.
o FDA 510(k) clearance of the UPlink(TM) drugs of abuse rapid detection system by the end of first quarter 2002.
o International market launch of UPlink(TM) drugs of abuse and infectious disease testing systems by the Company's partners, Drager and Meridian Biosciences, during the first half of 2002.
o     Complete    development    and    licensing     arrangements    for    new
      UPT(TM)applications.
o Launch OraQuick(R)HIV in the United States and increase penetration in international markets.
o Expand Intercept(R) penetration in the criminal justice, drug rehabilitation, and workplace testing markets.
o Achieve a revenue increase of 30% or more and strong earnings growth during 2002.

How do I get more information?

You can reach OraSure Technologies' Investor Relations team via email at investorinfo@orasure.com or by calling Shannon Morin at 610-882-1820.

    Important Information Regarding the Answers to Frequently Asked Questions

The foregoing "Frequently Asked Questions" contain certain "forward-looking statements," within the meaning of the Federal securities laws. These include statements about expected revenues, earnings, future product performance or development, expected regulatory filings and approvals, and views of future industry or market conditions. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors could cause actual performance or results to be materially different from those expressed or implied in these statements. Some of these factors are: ability to market products; impact of competitors, competing products and technology changes; ability to develop, commercialize and market new products; market acceptance of oral fluid testing products and up-converting phosphor technology products; ability to fund research and development and other projects and operations; ability to obtain and timing of obtaining necessary regulatory approvals; ability to develop product distribution channels; uncertainty relating to patent protection and potential patent infringement claims; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally; loss or impairment of sources of capital; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; changes in relationships with strategic partners and reliance on strategic partners for the performance of critical activities under collaborative arrangements; changes in accounting practices or interpretation of accounting requirements; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; and general political, business and economic conditions. These and other factors that could cause the forward-looking statements to be materially different are described in greater detail in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Although forward-looking statements help to provide complete information about future prospects, they may not be reliable.

The forward-looking statements contained in the answers to the "Frequently Asked Questions" may become outdated over time. The Company does not assume any responsibility for updating any forward-looking statements. From time-to-time, statements made by the Company may modify or replace prior statements found in the "Frequently Asked Questions" or other releases and investors should refer to the most recently dated material available. Presenting information in the "Frequently Asked Questions" or updating this information from time to time should not be deemed an acknowledgement that such information is material or otherwise required to be disclosed.

Item 7. - Financial Statements and Exhibits

(c)  Exhibits.

Exhibits are listed on the attached exhibit index following the signature page of this report.

Signatures

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    ORASURE TECHNOLOGIES, INC.


Date: October 31, 2001              By: /s/Jack E. Jerrett
                                        --------------------------------
                                        Jack E. Jerrett
                                        Vice President, General Counsel
                                        and Secretary

                                 EXHIBIT INDEX

Exhibit
-------

99        Press release  issued October 24, 2001 by OraSure  Technologies,  Inc.
          announcing third-quarter 2001 financial results and certain other matters.